Exhibit 16.1

April 6, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read FB Financial Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 6, 2018 and we agree with such statements concerning our firm.

/s/ RSM US LLP